Exhibit 99.1

Genie Energy Announces First Quarter 2023 Results

Sequential quarterly meter and RCE growth of 27% and 34%, respectively

Newark, NJ – May 8, 2023: Genie Energy, Ltd. (NYSE: GNE, GNEPRA), a leading retail energy and renewable energy solutions provider, today announced results for its first quarter ended March 31, 2023.

Michael Stein, chief executive officer of Genie Energy, commented: “We had a very strong first quarter delivering excellent bottom line results and efficiently expanding our retail customer portfolio. While our results in the year ago quarter were exceptional, this quarter was among the strongest in our history highlighted by the robust growth in our customer book.

“Genie Retail Energy (GRE) was well-positioned to benefit from the reduction in energy market price volatility this quarter and, in combination with our vigorous and cost-efficient marketing activities, achieved significant year-over-year RCE growth of 36%.

“Genie Renewables (GREW) continued to invest in promising growth opportunities during the quarter, adding new projects to its development pipeline while building out its platform to drive and support additional expansion. In April, we broke ground on our first community solar generation project, which we expect to complete this year.”

First Quarter 2023 Highlights

(versus 1Q22 unless otherwise noted; excludes discontinued operations of Genie Retail Energy International (GREI) for all periods)

●	Revenue increased 22.5% to $105.3 million from $85.9 million;

●	Gross profit decreased 29.3% to $33.3 million from $47.1 million, and gross margin decreased to 31.6% from 54.8%;

●	Income from operations decreased 58.2% to $11.3 million from $27.0 million;

●	Adjusted EBITDA[1] decreased 55.6% to $12.4 million from $28.0 million;

●	GRE income from operations and Adjusted EBITDA decreased to $16.4 million and $16.8 million from $30.2 million and $30.5 million, respectively;

●	Net income attributable to GNE common stockholders and diluted income per share (EPS) decreased to $14.3 million and $0.54 from $17.5 million and $0.67, respectively;

●	Cash, restricted cash and marketable equity securities increased to $113.7 million at March 31, 2023, from $105.1 million at December 31, 2022;

●	Genie Energy will pay a $0.075 quarterly dividend to class A and B common stockholders on May 30, 2023 with a record date of May 19th;

●	Redeemed $1.0 million of preferred stock.

[1]	Adjusted EBITDA for all periods presented is a non-GAAP measure intended to provide useful information that supplements the core operating results in accordance with GAAP of Genie Energy or the relevant segment. Please refer to the Reconciliation of Non-GAAP Financial Measure at the end of this release for an explanation of Adjusted EBITDA, as well as reconciliations to its most directly comparable GAAP measure.

Select Financial Metrics: Three Months Ended March 31, 2023 versus 2022*

(in $M except for EPS)	1Q23	1Q22	Change
Total Revenue	$105.3	$85.9	22.5%
Genie Retail	$101.4	$83.9	20.9%
Electricity	$74.5	$59.4	25.4%
Natural Gas	$26.9	$24.5	9.9%
Genie Renewables	$3.9	$2.0	89.2%
Gross Margin	31.6%	54.8%	(2321	)bps
Genie Retail	32.1%	55.5%	(2345	)bps
Genie Renewables	19.3%	25.7%	(634	)bps
Income from Operations	$11.3	$27.0	(58.2)%
Operating Margin	10.7%	31.4%	(2067	)bps
Net Income from Continuing Operations	$11.3	$18.7	(39.3)%
Income (Loss) Attributable to Discontinued Operations, net of tax	$3.1	$(1.9)	$(5.0)
Net Income Attributable to GNE Common Stockholders	$14.3	$17.5	(18.5)%
Diluted Earnings Per Share	$0.54	$0.67	(20.0)%
Adjusted EBITDA[1]	$12.4	$28.0	(55.6)%
Cash Flow Provided by Continuing Operating Activities	$1.5	$18.2	(91.6)%

nm = not measurable/meaningful

*	Numbers may not add due to rounding
**	GREI operations have been classified as a discontinued operation and its results excluded from current and historical results

Segment Highlights

Genie Retail Energy (GRE)

GRE accelerated customer acquisition during the quarter as market volatility subsided and customers were highly receptive to targeted marketing initiatives.

Sequentially, meters and RCEs served increased by 87,000 and 77,000 to 349,000 and 352,000, respectively, as of March 31, 2023. Average monthly churn decreased to 4.4% sequentially from 5.5% in the fourth quarter of 2022.

             Genie Retail (GRE) Select Performance Metrics: 2023 versus 2022  as of 3/31/2023**

RCEs and Meters in 1000s	1Q23	4Q22	1Q22	Sequential Change		YoY Change

Total RCEs	353	262	260	34.5%		35.6%
Electricity	276	181	182	52.4%		51.3%
Natural Gas	77	81	78	-5.4%		-1.4%

Total Meters	349	275	286	26.9%		22.0%
Electricity	271	196	209	37.7%		29.5%
Natural Gas	78	79	77	-1.7%		1.3%

Gross Adds	129	47	44	174.4%		192.2%
Churn***	4.4%	5.5%	4.5%	(100	)bps	(10	)bps

**	GREI operations have been classified as a discontinued operation and its results excluded from current and historical results
***	Excludes expiration of low margin aggregation deals

Genie Renewables (GREW)

Genie Solar Energy’s revenue increased in the first quarter, driven mainly by services provided to third parties, including its consultative energy services for large commercial customers.

As of the end of the quarter, Genie Solar had an operating project pipeline of 78MW across the three phases of project development.

Pipeline	Total	Site Control	Permitting	Construction

MW	78	49	25	4
Project Count	10	5	4	1

Balance Sheet and Cash Flow Highlights

As of March 31, 2023, Genie Energy reported $293.0 million in total assets. Liabilities totaled $107.4 million, and working capital (current assets less current liabilities) totaled $142.4 million. Non-current liabilities were $2.6 million.

Net cash provided by operating activities was $11.2 million compared to $18.3 million a year ago.

Strategic Update and Commentary

Stein added, “We continue to see attractive opportunities to add to our retail customer base entering the second quarter and expect to generate solid meter growth. Our plan has been to aggressively move into growth mode once market volatility subsided, and these initial results are very encouraging.

“At Genie Solar, we expect to complete construction on a few operating projects in 2023 while achieving key pre-construction milestones on several others. In addition, we have a large pipeline of projects in negotiation, in due diligence and under review, and expect to increase both the number of projects and aggregate MW in the pipeline throughout the balance of this year.”

Trended Financial Information:*

(Dollars in millions except for EPS)VMeters and RCEs in 1000s**	1Q22	2Q22	3Q22	4Q22	1Q23	2021	2022

Total Revenue	$85.9	$66.9	$81.3	$81.4	$105.3	$323.3	$315.5
Genie Retail	$83.9	$63.2	$79.9	$77.0	$101.4	$311.8	$304.0
Electricity	$59.4	$53.1	$73.8	$55.6	$74.5	$273.0	$241.8
Natural Gas	$24.5	$10.1	$6.2	$21.4	$26.9	$38.8	$62.1
Genie Renewables	$2.0	$3.8	$1.4	$4.4	$3.9	$7.5	$11.6
Gross Margin	54.8%	44.5%	53.1%	42.7%	31.6%	28.3%	49.1%
Genie Retail	55.5%	45.9%	54.1%	44.4%	32.1%	29.1%	50.3%
Genie Renewables	25.7%	21.6%	-6.3%	12.4%	19.3%	37.1%	15.6%
Income from Operations	$27.0	$11.8	$23.5	$15.5	$11.3	$24.1	$11.6
Operating Margin	31.4%	17.6%	29.0%	19.0%	6.8%	7.5%	3.7%
Net (Loss) Income Attributable to Discontinued Operations	$(1.9)	$29.3	$(1.5)	$4.5	$3.1	$11.7	$30.4
Net Income Attributable to GNE Common Stockholders	$17.5	$33.9	$18.3	$16.2	$14.3	$27.5	$85.9
Diluted Earnings Per Share	$0.67	$1.30	$0.70	$0.61	$0.54	$1.05	$3.28
Adjusted EBITDA	$28.0	$12.2	$24.5	$18.5	$12.4	$27.8	$83.2
GRE Retail Performance Metrics
RCEs	260	263	251	262	353	260	262
Electricity	182	185	174	181	276	189	181
Natural Gas	78	77	77	81	77	71	81
Meters	286	280	270	275	349	285	275
Electricity	209	203	193	196	271	210	197
Natural Gas	77	77	77	79	78	75	79
Gross Meter Additions	44	34	34	47	129	177	159
Churn***	4.5%	4.4%	4.4%	5.5%	4.4%	4.5%	4.8%

nm = not measurable/meaningful

*	Numbers may not add due to rounding
**	GREI operations have been classified as a discontinued operation and its results excluded from current and historical results
***	Excludes expiration of low margin aggregation deals

Earnings Announcement and Supplemental Information

At 8:30 AM Eastern today, Genie’s management will host a conference call to discuss financial and operational results, business outlook, and strategy. The call will begin with management’s remarks, followed by Q&A with investors.

To participate in the conference call, dial 1-888-506-0062 (toll-free from the US) or 1-973-528-0011 (international) and provide the following participant access code: 643101.

Approximately three hours after the call, a call replay will be accessible by dialing 1-877-481-4010 (toll-free from the US) or 1-919-882-2331 (international) and providing the replay passcode: 48305. The replay will remain available through May 22, 2023. A recording of the call also will be available for playback on the “Investors” section of the Genie Energy website.

About Genie Energy Ltd.

Genie Energy Ltd., (NYSE: GNE, GNEPRA) is a retail energy and renewable energy solutions provider. The Genie Retail Energy division supplies electricity, including electricity from renewable resources, and natural gas to residential and small business customers in the United States. The Genie Renewables division is a vertically-integrated provider of commercial, community, and utility-scale solar energy solutions. For more information, visit Genie.com.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Contact:

Brian Siegel IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

GENIE ENERGY LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31, 2023	December 31, 2022
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$105,220	$98,571
Restricted cash—short-term	3,791	6,007
Marketable equity securities	4,663	490
Trade accounts receivable, net of allowance for doubtful accounts of $5,383 and $4,826 at March 31, 2023 and December 31, 2022, respectively	65,203	55,134
Inventory	19,345	15,714
Prepaid expenses	7,855	6,822
Other current assets	5,363	6,207
Current assets of discontinued operations	35,750	38,688
Total current assets	247,190	227,633
Property and equipment, net	964	891
Goodwill	9,998	9,998
Other intangibles, net	3,033	3,133
Deferred income tax assets, net	5,799	5,799
Other assets	13,506	13,856
Noncurrent assets of discontinued operations	12,520	16,305
Total assets	$293,010	$277,615
Liabilities and equity
Current liabilities:
Trade accounts payable	19,894	25,313
Accrued expenses	38,568	35,659
Income taxes payable	27,580	22,576
Due to IDT Corporation, net	98	165
Other current liabilities	7,580	4,549
Current liabilities of discontinued operations	11,076	10,936
Total current liabilities	104,796	99,198
Other liabilities	1,894	4,087
Noncurrent liabilities of discontinued operations	686	686
Total liabilities	107,376	103,971
Commitments and contingencies	—	—
Equity:
Genie Energy Ltd. stockholders’ equity:
Preferred stock, $0.01 par value; authorized shares—10,000:
Series 2012-A, designated shares—8,750; at liquidation preference, consisting of 866 and 983 shares issued and outstanding at March 31, 2023 and December 31, 2022	7,359	8,359
Class A common stock, $0.01 par value; authorized shares—35,000; 1,574 shares issued and outstanding at March 31, 2023 and December 31, 2022	16	16
Class B common stock, $0.01 par value; authorized shares—200,000; 27,159 and 27,126 shares issued and 24,439 and 24,421 shares outstanding at March 31, 2023 and December 31, 2022, respectively	271	271
Additional paid-in capital	147,445	146,546
Treasury stock, at cost, consisting of 2,720 and 2,705 shares of Class B common stock at March 31, 2023 and December 31, 2022	(19,175)	(19,010)
Accumulated other comprehensive income	1,895	1,926
Retained earnings	61,333	49,010
Total Genie Energy Ltd. stockholders’ equity	199,144	187,118
Noncontrolling interests	(13,510)	(13,474)
Total equity	185,634	173,644
Total liabilities and equity	$293,010	$277,615

GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(in thousands, except per share data)
Revenues:
Electricity	$74,487	$59,380
Natural gas	26,925	24,504
Other	3,864	2,042
Total revenues	105,276	85,926
Cost of revenues	71,990	38,819
Gross profit	33,286	47,107
Operating expenses:
Selling, general and administrative (i)	22,011	20,145
Income from operations	11,275	26,962
Interest income	974	17
Interest expense	(19)	(50)
Loss on marketable equity securities and investments	(71)	(652)
Other income (loss), net	3,246	(498)
Income before income taxes	15,405	25,779
Provision for income taxes	(4,068)	(7,112)
Net income from continuing operations	11,337	18,667
Income (loss) from discontinued operations, net of taxes	3,055	(1,932)
Net income	14,392	16,735
Net loss attributable to noncontrolling interests, net	(39)	(1,154)
Net income attributable to Genie Energy Ltd.	14,431	17,889
Dividends on preferred stock	(157)	(370)
Net income attributable to Genie Energy Ltd. common stockholders	$14,274	$17,519

Amounts attributable to Genie Energy Ltd. common stockholders
Continuing operations	$11,218	$19,294
Discontinued operations	3,056	(1,775)
Net income attributable to Genie Energy Ltd. common stockholders	$14,274	$17,519

Earnings per share attributable to Genie Energy Ltd. common stockholders:
Basic:
Continuing operations	$0.44	$0.75
Discontinued operations	0.12	(0.07)
Earnings per share attributable to Genie Energy Ltd. common stockholders	$0.56	$0.68
Diluted
Continuing operations	$0.42	$0.74
Discontinued operations	0.12	(0.07)
Earnings per share attributable to Genie Energy Ltd. common stockholders	$0.54	$0.67

Weighted-average number of shares used in calculation of earnings per share:
Basic	25,326	25,764
Diluted	26,620	26,128

Dividends declared per common share	$0.075	$0.075
(i) Stock-based compensation included in selling, general and administrative expenses	$899	$840

GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Operating activities
Net income	$14,392	$16,735
Net income (loss) from discontinued operations, net of tax	3,055	(1,932)
Net income from continuing operations	11,337	18,667
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	96	96
Impairment of assets	19	—
Provision for doubtful accounts receivable	574	392
Unrealized loss on marketable equity securities and investment	71	652
Stock-based compensation	899	814
Equity in the net income in equity method investees	(195)	(125)
Change in assets and liabilities:
Trade accounts receivable	(10,643)	(2,368)
Inventory	(3,631)	(1,145)
Prepaid expenses	(1,032)	(1,904)
Other current assets and other assets	1,138	(5,638)
Trade accounts payable, accrued expenses and other liabilities	(2,051)	2,589
Due to IDT Corporation, net	(66)	(391)
Income taxes payable	5,004	6,560
Net cash provided by operating activities of continuing operations	1,520	18,199
Net cash provided by operating activities of discontinued operations	9,714	141
Net cash provided by operating activities	11,234	18,340
Investing activities
Capital expenditures	(98)	(59)
Proceeds from the sale of marketable equity securities	343	—
Purchase of marketable equity securities and other investment	(4,559)	(200)
Proceeds from settlement of equity method investment	133	—
Investment in notes receivables with related party	—	(1,388)
Repayment of notes receivable	19	19
Net cash used in investing activities of continuing operations	(4,162)	(1,628)
Net cash used in investing activities of discontinued operations	—	(21,832)
Net cash used in investing activities	(4,162)	(23,460)
Financing activities
Dividends paid	(2,108)	(2,304)
Repurchases of Class B common stock from employees	(165)	(71)
Redemption of preferred stock	(1,000)	—
Net cash used in financing activities	(3,273)	(2,375)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(10)	27
Net increase (decrease) in cash, cash equivalents, and restricted cash	3,789	(7,468)
Cash, cash equivalents, and restricted cash (including discontinued operations) at beginning of period	106,080	102,149
Cash, cash equivalents and restricted cash (including discontinued operations) at end of the period	109,869	94,681
Less: Cash of discontinued operations at end of period	858	1,726
Cash, cash equivalents, and restricted cash (excluding discontinued operations) at end of period	$109,011	$92,955

Reconciliation of Non-GAAP Financial Measure for the First Quarter

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), Genie Energy disclosed Adjusted EBITDA on a consolidated basis and for GRE. Adjusted EBITDA is a non-GAAP measure.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Genie’s measure of consolidated Adjusted EBITDA starts with net income and adds back interest, taxes, depreciation, amortization, stock-based compensation and impairment of assets and subtracts out equity in the net loss of equity method investees, net. Genie’s measure of segment-level Adjusted EBITDA starts with income (loss) from operations and adds back depreciation, amortization, and stock-based compensation and subtracts out impairment of assets and equity in the net loss of equity method investees, net.

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, revenue, gross profit, income from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, Genie’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Management believes that Genie’s measure of Adjusted EBITDA provides useful information to both management and investors by excluding certain expenses that may not be indicative of Genie’s or GRE’s core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision-making.

Management also uses Adjusted EBITDA to evaluate operating performance in relation to Genie’s competitors. Disclosure of this non-GAAP financial measure may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, Genie Energy has historically reported Adjusted EBITDA and believes it is commonly used by readers of financial information in assessing performance. Therefore, the inclusion of comparative numbers provides consistency in financial reporting at this time.

Management refers to Adjusted EBITDA as well as the GAAP measures revenue, gross profit, and income (loss) from operations, as well as net income (loss), on a consolidated level to facilitate internal and external comparisons to Genie’s historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

Although depreciation and amortization are considered operating costs under GAAP, they primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Genie’s operating results exclusive of depreciation and amortization are therefore useful indicators of its current performance.

Stock-based compensation recognized by Genie Energy and other companies may not be comparable because of the various valuation methodologies, subjective assumptions and the variety of types of awards that are permitted under GAAP. Stock-based compensation is excluded from Genie’s calculation of Adjusted EBITDA because management believes this allows investors to make more meaningful comparisons of the operating results of Genie’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for Genie Energy for the foreseeable future and an important part of employees’ compensation that impacts their performance.

Impairment of goodwill is a component of (loss) income from operations that is excluded from the calculation of Adjusted EBITDA. The impairment of goodwill is primarily dictated by events and circumstances outside the control of management that trigger an impairment analysis. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of Genie’s continuing operations.

Following are the reconciliations of Adjusted EBITDA on a consolidated basis to its most directly comparable GAAP measure. Adjusted EBITDA is reconciled to net income for Genie Energy on a consolidated basis and for GRE.

Non-GAAP Reconciliation - Adjusted EBITDA

	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2021	2022
Income (loss) from Operations	$(3.2)	$4.0	$17.5	$5.8	$27.0	$11.8	$23.5	$15.5	$11.3	$24.1	$77.8
Add back
Depreciation and. Amortization	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.4	$0.4
Non-Cash Compensation	$0.6	$0.5	$0.5	$1.2	$0.8	$0.7	$0.7	$0.7	$0.8	$2.8	$3.0
Impairment	$0.0	$0.0	$(0.0)	$0.0	$0.0	$0.0	$0.0	$2.1	$0.0	$0.0	$2.1
Equity in the Loss of AMSO/GEUK	$0.1	$0.1	$0.1	$0.2	$0.1	$(0.4)	$0.2	$0.1	$0.2	$0.4	$(0.0)
Adjusted EBITDA	$(2.4)	$4.7	$18.1	$7.3	$28.0	$12.2	$24.5	$18.5	$12.4	$27.8	$83.2

Non-GAAP Reconciliation – GRE Adjusted EBITDA

(in millions)	1Q23	1Q22	2022	2021
Income (loss) from Operations	$16.4	$30.2	$92.6	$34.7
Add back
Depreciation and Amortization	$0.1	$0.1	$0.3	$0.4
Stock-based Compensation	$0.3	$0.2	$1.0	$0.9
Impairment	$0.0	$0.0	$0.0	$0.0
Equity in the income of equity method investee	$0.0	$0.0	$0.0	$0.0
Adjusted EBITDA	$16.8	$30.5	$93.8	$36.0

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